EXHIBIT B

FORM OF REVOLVING LOAN NOTE
$[___,___,___]6
[__________], 2014    New York, New York
FOR VALUE RECEIVED, FIDELITY & GUARANTY LIFE HOLDINGS, INC., a Delaware corporation (the “Borrower”), promises to pay [NAME OF LENDER] (“Payee”) or its registered, permitted assigns the lesser of (a) the unpaid principal amount of all Revolving Loans made by Payee to the Borrower as Revolving Loans under the Credit Agreement referred to below and (b) $[___,___,___]7 , in accordance with the terms of the Credit Agreement.
The Borrower also promises to pay interest on the unpaid principal amount of all Revolving Loans made by Payee to the Borrower as Revolving Loans under the Credit Agreement, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of August 26, 2014 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders from time to time party thereto, ROYAL BANK OF CANADA, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”) and the other agents and arrangers party thereto. Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
This Note is one of the “Revolving Loan Notes” issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.
All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Administrative Agent’s Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment and Assumption effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by the Administrative Agent and recorded in the Register, the Borrower, the Administrative Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.
This Note is subject to mandatory prepayment and to prepayment at the option of the Borrower, each as provided in the Credit Agreement.

6 Amount of such Lender’s Revolving Commitment.
7 Amount of such Lender’s Revolving Commitment.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE PAYEE HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.
No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.
If the Revolving Loans evidenced hereby have not been paid in full when due, the Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof until such payment in full, without notice, and hereby waive diligence, presentment, protest, demand or other notice of every kind and to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.
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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.
FIDELITY & GUARANTY LIFE HOLDINGS, INC., as Borrower
By: /s/ Eric L. Marhoun
Name: Eric L. Marhoun
Title: Executive Vice President,
General Counsel & Secretary

Schedule of Loans and Payments or Prepayments

Date	Amount of Loan	Interest Period	Amount of Principal Paid or Prepaid	Outstanding Balance	Notation Made By